Exhibit 3.1

State of North Carolina

Department of the Secretary of State

Limited Liability Company

AMENDMENT OF ARTICLES OF ORGANIZATION

Pursuant to §57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

1.	The name of the limited liability company is: Duke Power Company LLC

2.	The text of each amendment adopted is as follows (attach additional pages if necessary):

“ARTICLE FIRST. Name. The name of the limited liability company is Duke Energy Carolinas, LLC.”

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3.	(Check either a or b, whichever is applicable)

a. ☐ The amendment(s) was (were) duly adopted by the unanimous vote of the organizers of the limited liability company prior to the identification of initial members of the limited liability company.

b. ☒ The amendment(s) was (were) duly adopted by the unanimous vote of the members of the limited liability company or was (were) adopted as otherwise provided in the limited liability company’s Articles of Organization or a written operating agreement.

4.	These articles will be effective upon filing, unless a date and/or time is specified: October 1, 2006

This the 27 day of September, 2006.

Duke Power Company LLC
Name of Limited Liability Company

/s/ Robert T. Lucas III
Signature

Robert T. Lucas III, Assistant Secretary
Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

(Revised January 2000) CORPORATIONS DIVISION	P. O. BOX 29622	(Form L-17) RALEIGH, NC 27626-0622